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                                                             EXHIBIT 1.A.(10)
                    Application for Variable Life Insurance
          Monarch Life Insurance Company   Springfield, Massachusetts

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(WE) (OUR) REFERS TO MONARCH LIFE INSURANCE COMPANY
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THE PROPOSED INSURED                                               BASIC COVERAGE

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Name:  Mr. [ ]  Mrs. [ ]  Miss [ ]  Ms. [ ]  Other [ ]             IF ONLY VARIABLE LIFE INSURANCE (VLI) IS APPLIED FOR, CHECK
                                                                   THIS BOX AND FILL IN EITHER THE INITIAL INSURANCE AMOUNT OR
---------------------------------------------------------------    INITIAL ANNUAL PREMIUM AMOUNT.  WE WILL DETERMINE THE AMOUNT
Street                                                             NOT FILLED IN.  VLI ONLY [ ]

---------------------------------------------------------------    IF A COMBINATION OF VLI AND 10 YEAR RENEWABLE TERM INSURANCE
City             State                    Zip                      (TERM) IS APPLIED FOR, CHECK THIS BOX AND FILL IN BOTH THE
                                                                   INITIAL INSURANCE AND PREMIUM AMOUNTS.  WE WILL DETERMINE WHAT
---------------------------------------------------------------    PERCENTAGE WILL BE TERM.  VLI AND TERM [ ]
Phone            Social Security No.

(   )                                                              ----------------------------------------------------------------
---------------------------------------------------------------    Initial insurance amt. ($10,000 min.) Initial annual prem.
Sex     Height      Weight                Marital Status           amt. ($600 min.)
                                                                   $
               ft.    in.         lbs.
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Birth Date               Country of Birth                          IF YOU PREFER, YOU CAN FILL IN THE INITIAL INSURANCE AMOUNT
                                                                   ABOVE AND CHECK BELOW THE PERCENTAGE OF THE INITIAL INSURANCE
---------------------------------------------------------------    AMOUNT THAT WILL BE TERM.  WE WILL DETERMINE THE INITIAL
Occupation                                                         PREMIUM AMOUNT.  FOR THE LOWEST INITIAL PREMIUM, CHECK 80%.

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Employer's Name                                                    Term as a percentage of initial insurance amount:
                                                                   30% [ ] 40% [ ]  50% [ ] 60% [ ]  70% [ ] 80% [ ]
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Street                   Phone
                                                                   INVESTMENT DIVISIONS
                         (   )
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City                     State            Zip                      Select the investment divisions and the     Division
                                                                   percentage of the first year's net annual    number   Allocation
THE OWNER                                                          premium to be allocated to each division.
                                                                   The percentage will apply in future years                      %
---------------------------------------------------------------    unless changed by the owner.  See the       --------  ----------
THE OWNER ENJOYS THE RIGHTS AND BENEFITS PROVIDED BY THE POLICY    prospectus for a complete description of                       %
DURING THE LIFETIME OF THE PROPOSED INSURED.  A CONTINGENT         the investment divisions.                   --------  ----------
OWNER CAN ALSO BE NAMED IN CASE THE OWNER DIES BEFORE THE                                                                         %
PROPOSED INSURED.  IT IS NOT NECESSARY TO COMPLETE THIS SECTION                                                --------  ----------
IF THE OWNER IS THE PROPOSED INSURED.                              - Up to 5 divisions can be selected.                           %
                                                                   - Each percentage must be a whole number.   --------  ----------
---------------------------------------------------------------    - Each percentage must be at least 10%.                        %
Name:  Mr. [ ]  Mrs. [ ]  Miss [ ]  Ms. [ ]  Other  [ ]                                                        --------  ----------
                                                                                                                               100%
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Street
                                                                   OPTIONAL BENEFITS
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City             State                    Zip                      ----------------------------------------------------------------
                                                                   OPTIONAL BENEFIT RIDERS CAN BE PURCHASED AT CERTAIN AGES FOR AN
---------------------------------------------------------------    ADDITIONAL PREMIUM.  CHECK THE OPTIONAL BENEFIT(S) TO BE
Relationship to proposed insured Social Security or Tax ID No.     INCLUDED IN THE POLICY.  SEE THE RIDER INCLUDED WITH THE POLICY
                                                                   FOR A COMPLETE DESCRIPTION OF THE BENEFIT.
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The proposed insured, if a minor, will become the owner on his     ----------------------------------------------------------------
or her 21st birthday unless you check this box. [ ]                ACCIDENTAL DEATH BENEFIT. [ ]PROVIDES AN ADDITIONAL BENEFIT IF
                                                                   AMOUNT                       THE PROPOSED INSURED'S DEATH
---------------------------------------------------------------                                 RESULTS FROM ACCIDENTAL
Name of contingent owner                                           $                            BODILY INJURY.
                                                                   ----------------------------------------------------------------
---------------------------------------------------------------
Relationship to proposed insured                                   WAIVER OF PREMIUM. [ ]       PROVIDES FOR WAIVER OF PREMIUMS
                                                                                                DURING TOTAL DISABILITY OF THE
THE BENEFICIARY                                                                                 PROPOSED INSURED IF THE DISABILITY
                                                                                                LASTS AT LEAST 4 MONTHS.
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THE BENEFICIARY HAS THE RIGHT TO RECEIVE THE PROCEEDS OF THE       GUARANTEE OF                 GUARANTEES THE RIGHT TO PURCHASE
POLICY WHEN THE PROPOSED INSURED DIES.  MORE THAN ONE              INSURABILITY. [ ]            MORE INSURANCE ON THE LIFE OF THE
BENEFICIARY CAN BE CHOSEN.  DISTRIBUTION OF THE PROCEEDS WILL      OPTION AMOUNT                PROPOSED INSURED AT CERTAIN FUTURE
BE IN EQUAL SHARES TO THE BENEFICIARIES SURVIVING THE PROPOSED                                  DATES WITHOUT EVIDENCE OF
INSURED (UNLESS REQUESTED OTHERWISE).  IF THE BENEFICIARY IS A     $                            INSURABILITY.
TRUST, GIVE NAME AND DATE OF TRUST.  A CONTINGENT BENEFICIARY      ----------------------------------------------------------------
CAN BE NAMED IN CASE THE BENEFICIARY DIES BEFORE THE PROPOSED      FAMILY INCOME. [ ]           PROVIDES TERM INSURANCE PAYABLE AS
INSURED.                                                                                        MONTHLY INCOME FOR THE PERIOD FROM
                                                                   INCOME PER MONTH             THE DEATH OF THE PROPOSED INSURED
---------------------------------------------------------------                                 TO THE TERMINATION DATE SELECTED
                                                                   $                            BELOW.
                                           Relationship to         -------------
     Beneficiary Name   Birth Date         proposed insured                                     Termination Date (in years from
                                                                                                policy date):
                                                                                                20 yrs.[] 30 yrs.[] or at age 65[]
---------------------  -----------------  ---------------------    ----------------------------------------------------------------
                                                                   Other. [ ]
---------------------  -----------------  ---------------------
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---------------------  -----------------  ---------------------
                                                                   PREMIUM PAYMENTS
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The owner reserves the right to change the beneficiary, unless     ----------------------------------------------------------------
the beneficiary is made irrevocable by checking this box. [ ]      PREMIUMS CAN BE PAID AT A REGULAR FREQUENCY.  PREMIUMS NOT PAID
---------------------------------------------------------------    ANNUALLY WILL BE SUBJECT TO A SERVICE CHARGE.  PREMIUMS CAN BE
        Contingent                         Relationship to         BILLED DIRECTLY or WITHDRAWN FROM A CHECKING ACCOUNT.  FOR
     Beneficiary Name   Birth Date         proposed insured        DIRECT BILLING, CHECK FREQUENCY AND FILL IN BILLING NAME AND
                                                                   ADDRESS.
---------------------  -----------------  ---------------------    ----------------------------------------------------------------
                                                                   Annually [ ]      Semiannually [ ]   Quarterly [ ]   Monthly [ ]
---------------------  -----------------  ---------------------
                                                                   ----------------------------------------------------------------
---------------------  -----------------  ---------------------    Name

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                                                                   Street

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                                                                   City                     State                     Zip

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                                                                   For automatic monthly withdrawal from a checking account:
                                                                   Check this box and complete the bank authorization forms. [ ]
                                                                   ----------------------------------------------------------------
                                                                   ANNUAL PREMIUMS CAN BE PREPAID, AT A DISCOUNT, FOR ANY PERIOD
                                                                   FROM 5 TO 30 YEARS.  TO PREPAY, FILL IN either THE AMOUNT OF
                                                                   PREPAYMENT OR THE NUMBER OF PREMIUMS PREPAID, AND COMPLETE THE
                                                                   REQUEST FOR PREPAYMENT FORM.
                                                                   ----------------------------------------------------------------
                                                                   Amount of prepayment           Number of premiums prepaid
                                                                   $
                                                                   ----------------------------------------------------------------
                                                                   Form No. 55752

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INSURABILITY                                                       SUITABILITY

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IN ORDER TO EVALUATE OUR INSURANCE RISK, WE NEED THE               THE PROSPECTUS FOR THE VLI POLICY DESCRIBES THE POLICY, THE
INFORMATION BELOW.  IN SOME CASES, WE MAY REQUIRE A MEDICAL        INVESTMENT DIVISIONS, AND OTHER IMPORTANT FEATURES.
EXAMINATION.
                                                                   ----------------------------------------------------------------
---------------------------------------------------------------    Did the owner receive the prospectus?
Name of person to be contacted to set up examination               Yes [ ]   No [ ]

                                                                   ----------------------------------------------------------------
---------------------------------------------------------------    If "yes," give date of the prospectus.
Phone                         Best time to call
                                                                   ----------------------------------------------------------------
(   )                                    AM [ ]         PM  [ ]    TO DETERMINE IF THE VLI PROGRAM IS SUITABLE TO MEET INSURANCE
---------------------------------------------------------------    NEEDS AND FINANCIAL OBJECTIVES, ANSWER THE FOLLOWING:
1.   In the past 5 years, has the proposed insured:
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-    had heart trouble, stroke, high blood pressure, diabetes,     1.   Does the owner understand that:
     kidney trouble or cancer?                                     -    the death benefit (exclusive of optional benefits) may
     Yes [ ]   No [ ]                                                   increase or decrease depending on the policy's investment
-    been hospitalized for any reason?                                  return, but will never be less than the guaranteed
     Yes [ ]   No [ ]                                                   minimum?
-    received medical or surgical treatment or advice for any           Yes [ ]   No [ ]
     ailment, sickness or injury? (Ignore colds, minor virus,      -    the cash value may increase or decrease depending on the
     minor injury or normal pregnancy.)                                 investment return?
     Yes [ ]   No [ ]                                                   Yes [ ]   No [ ]

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IF THE ANSWER TO ANY QUESTION ABOVE IS "YES," PLEASE GIVE          2.   Does the owner believe that this policy will meet
DETAILS BELOW.  USE REMARKS SECTION FOR ADDITIONAL ANSWERS, IF          insurance needs and financial objectives?
ANY.                                                                    Yes [ ]   No [ ]

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Condition 1                                   Date                 3.   Will this policy replace any existing insurance or
                                                                        annuity?
---------------------------------------------------------------         Yes [ ]   No [ ]
Treatment or Advice                                                If "yes," list all companies and policy numbers.

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Physician/Hospital
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Address                                                            ----------------------------------------------------------------

---------------------------------------------------------------    IMPORTANT NOTES
Condition 2                                   Date
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---------------------------------------------------------------    ON REQUEST, WE WILL FURNISH ILLUSTRATIONS OF BENEFITS,
Treatment or Advice                                                INCLUDING DEATH BENEFITS AND CASH VALUES, FOR THE VLI POLICY
                                                                   APPLIED FOR AND A FIXED LIFE INSURANCE POLICY FOR THE SAME
---------------------------------------------------------------    PREMIUM.
Physician/Hospital
                                                                   The death benefit under a VLI policy may increase or decrease
---------------------------------------------------------------    on each policy anniversary, depending on the investment return
Address                                                            for the policy. Regardless of investment return, the death benefit can never be less than the Guaranteed Insurance Amount.
---------------------------------------------------------------    The cash value may increase or decrease on any day, depending
Condition 3                                   Date                 on the investment return for the policy. No minimum cash value is guaranteed.
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Treatment or Advice
                                                                   AGREEMENT AND SIGNATURES
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Physician/Hospital                                                 ----------------------------------------------------------------
                                                                   TO THE BEST OF MY KNOWLEDGE AND BELIEF, ALL ANSWERS AND
---------------------------------------------------------------    STATEMENTS IN THE APPLICATION AND ANY REQUIRED SUPPLEMENTS ARE
Address                                                            COMPLETE AND TRUE AND MAY BE RELIED ON IN DETERMINING WHETHER
                                                                   TO ISSUE THE POLICY.  I AGREE THEY WILL FORM A PART OF ANY
---------------------------------------------------------------    POLICY OF INSURANCE TO BE ISSUED.
2.   Has the proposed insured:

-    flown other than as a passenger in the past year?             I AGREE THAT NO POLICY WILL TAKE EFFECT UNLESS:
     Yes [ ]             No [ ]                                    -    A POLICY IS DELIVERED TO THE OWNER AND THE FIRST PREMIUM
                                                                        IS PAID WHILE THE PROPOSED INSURED IS LIVING; AND
     If "yes," what is the average number of hours flown each      -    THE ANSWERS AND STATEMENTS IN THE APPLICATION AND ANY
     year?  What type of license is used?                               REQUIRED SUPPLEMENTS CONTINUE TO BE COMPLETE AND TRUE AT
     Student [] Commercial [] Other [] ______  Hours ______             THE TIME OF SUCH PAYMENT AND DELIVERY.

-    engaged in hang-gliding, skydiving or motor vehicle racing    I UNDERSTAND THAT NO AGENT OR MEDICAL EXAMINER HAS AUTHORITY TO
     in the past year?                                             MODIFY THIS AGREEMENT OR TO WAIVE ANY OF MONARCH'S RIGHTS OR
     Yes [ ]             No [ ]                                    REQUIREMENTS.

-    any plans to engage in hang-gliding, skydiving or motor       ----------------------------------------------------------------
     vehicle racing in the next 2 years?                           Date      City                           State
     Yes [ ]             No [ ]
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---------------------------------------------------------------    Proposed Insured
3.   Is the proposed insured now doing his or her regular
     occupation full-time at the usual place? (A full-time         X
     housewife or student should answer "yes.")                    ----------------------------------------------------------------
     Yes [ ]             No [ ]                                    Applicant, if other than proposed insured
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                                                                   X
REMARKS                                                            ----------------------------------------------------------------
                                                                   Countersigned by agent
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                                                                   X
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                         Monarch Life Insurance Company

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NOTICES TO THE PROPOSED INSURED
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MEDICAL INFORMATION BUREAU NOTICE                                  FAIR CREDIT REPORTING ACT NOTICE
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Information regarding your insurability will be treated as         We wish to advise you that in connection with our underwriting
confidential. We may, however, make a brief report to the          of the application you have submitted an investigative consumer
Medical Information Bureau, a non-profit membership organization   report may be requested with respect to any proposed insured.
of life insurance companies, which operates an information         Such a report, if requested, will contain information as to
exchange on behalf of its members. If you apply to another         character, general reputation, personal characteristics and mode
Bureau member company for life or health insurance coverage, or    of living.  This information may be obtained through personal
a claim for benefits is submitted to such a company, the Bureau,   interviews with you, your neighbors, friends or others with whom
upon request, will supply such company with the information it     you are acquainted.  This information may also be obtained by
may have in its file.                                              telephone interviews with you or a member of your household.

Upon receipt of a request from you, the Bureau will arrange        If you would like additional information as to the nature and
disclosure of any information it may have in your file. (Medical   scope of this report, we will be pleased to furnish it if you
information will be disclosed only to your attending physician.)   will make a written request to Monarch's Underwriting Department
If you question the accuracy of information in the Bureau's        at 1250 State Street, Springfield, Massachusetts 01133. Please
file, you may contact the Bureau and seek a correction in          be sure to include your full name, date of birth and any
accordance with procedures similar to those set forth in the       applicable policy numbers.
Federal Fair Credit Reporting Act.  The address of the Bureau's
information office is Post Office Box 105, Essex Station,          Our only interest in the report is to be sure your application
Boston, Massachusetts 02112; telephone number (617) 426-3660.      is fairly evaluated.  Any information obtained by any report will be for business purposes only, and none will be revealed to
We may also release information in our file to our reinsurers      your friends or associates.
and to other life insurance companies to whom you may apply for
life or health insurance, or to whom a claim for benefits may be   Form No. 55752N
submitted.


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RECEIPT AND CONDITIONAL INSURING AGREEMENT
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Received, and accepted subject to the following conditions, on     UNDERWRITING DATE.  The underwriting date is the date of this
account of the first premium, a deposit of $ ________ for life     deposit, or the date on which Monarch's initial application
insurance applied for in an application to Monarch Life            requirements are fulfilled, whichever is later.  Monarch's
Insurance Company dated _____________________, to insure           initial application requirements consist of completion of the
________________, the Proposed Insured.                            application and any supplement, and completion of the first of any medical examinations which may be required according to the
No insurance will be provided on any person proposed for           published rules of Monarch either because of the amount of
coverage who is not an insurable risk on the underwriting date,    insurance being applied for, or because of past medical history.
nor will any insurance be provided if less than a minimum
deposit has been made.  This receipt is not a binder, and no       INSURANCE. Provided at least a minimum deposit has been made,
agent may modify its conditions.                                   Monarch will issue a policy insuring an insurable risk on the underwriting date. Such policy will take effect, subject to all
MINIMUM DEPOSIT.  The minimum deposit is the initial premium for   terms and conditions thereof, on the underwriting date. The
the selected frequency of premium payment.                         policy will provide insurance as described above.

                                                                   SEE REVERSE SIDE FOR ADDITIONAL IMPORTANT INFORMATION.

                                                                   Form No. 55752R

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Authorization by the Proposed Insured
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To help determine my insurability, I authorize:                    procedures.
-     any physician, hospital, other medical practitioner or
      facility, insurance company, and the Medical Information     I understand that I have the right to learn the content of any
      Bureau to release to Monarch and its reinsurers any          such report.
      information they may have about my health.
                                                                   -----------------------------------------------------------
-     any employer, business associate, financial institution,     Date
      consumer reporting agency, government unit, and the Medical
      Information Bureau to release to Monarch and its reinsurers
      any information they may have about my occupation,           -----------------------------------------------------------
      avocation, finances, driving record, character and           Proposed Insured
      reputation.
                                                                   X
-     Monarch to obtain investigative consumer reports, as         -----------------------------------------------------------
      appropriate.                                                 Applicant, if other than proposed insured

-     Monarch to report information about my insurability to its   X
      reinsurers and to the Medical Information Bureau, all as     -----------------------------------------------------------
      described in the statement of Monarch's underwriting
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INSURABLE RISK.  An insurable risk is a person who if, according   LIMIT OF LIABILITY. This paragraph applies if life insurance
to Monarch's rules, limits and standards of insurability:          and/or accidental death benefits become payable because the
-     is eligible for the insurance exactly as applied for and at  death of the proposed insured occurs on or after the
      a premium which is no higher than three times Monarch's      underwriting date but before the applicable policy has been
      published standard premium, or,                              issued.  In this event, the total liability on account of death,
-     is eligible for reduced or modified insurance at a premium   under this and all like receipts, will not exceed $100,000 plus
      which is no higher than three times Monarch's published      the portion of the deposit(s) attributable to such amount of
      standard premium for said reduced or modified insurance.     insurance over $100,000 as may have been applied for.

LESS THAN FULL PREMIUM DEPOSIT.  If less than the full initial     IF INSURANCE NOT EFFECTIVE.  Monarch will refund any deposit
premium for the policy specified in the preceding paragraphs was   made for proposed insurance which does not become effective.
deposited, the policy will be in effect only for such period as
the deposit will provide on a pro rata basis, but not for less     -----------------------------------------------------------
than 31 days.  If, however, the balance of the premium is paid,    Date
the policy will continue in effect thereafter, subject to all
terms and conditions thereof.                                      -----------------------------------------------------------
                                                                                                                         Agent
                                                                   -----------------------------------------------------------
                                                                                  Monarch Life Insurance Company

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